EXHIBIT 99.1

ASP Isotopes Completes Well Drilling Required for Phase 1

of Renergen Helium Project Four Months Ahead of

Schedule

DALLAS, March 23, 2026 (GLOBE NEWSWIRE) - ASP Isotopes Inc. (NASDAQ: ASPI) (“ASP Isotopes” or the “Company”), an advanced materials company focused on developing technologies and processes for the production of critical materials used in multiple industries, today announced that the Company has completed the drilling of the wells required for Phase 1 of the Renergen Helium Project approximately four months ahead of schedule.

“This marks a watershed moment for our plans for helium production at the Virginia Gas Project. Drilling results from the Phase 1C exploration campaign indicate that the reservoir system is capable of delivering gas flow rates that meet or exceed previously estimated type curves — directly addressing the flow constraints that have historically limited plant utilisation and helium production. This result, together with the cumulative flow data from the broader campaign, demonstrate that the field is capable of sustaining the gas volumes required to operate the helium plant at efficient capacity once wells are tied into the plant.” said Paul Mann, Executive Chairman and CEO of ASP Isotopes.

Phase 1 Drilling: Ahead of Schedule

Since restarting operations in April 2025, following bridge loan funding provided by ASP Isotopes prior to the completion of the Renergen acquisition, the project has advanced materially across drilling execution, gas production, and plant readiness. The drilling program for Phase 1 of the Renergen Helium Project has now achieved the required cumulative nameplate flow rate, and this milestone substantially reduces execution risk for Phase 1, as the remaining activities to ramp up production to full capacity are now primarily engineering-oriented tasks with considerably fewer uncertainties.

The recent drilling success is primarily due to the post-restart engagement of a U.S.-based company with expertise in independent exploration, well design, drilling and reservoir modelling specialist, to support seismic interpretation, reservoir modelling, well placement, well design and drilling execution. This represents a departure from prior drilling approaches and has directly informed improved target selection and well design. Recent drilling successes have seen gas flow rates up to 16 times that achieved in some of the earlier wells.

During the next few months, the team plans to tie in these new wells with the processing plant. Once all the wells have been completed and made production ready with tie-in to the gas network, the total flow is expected to meet or exceed Phase 1’s nameplate capacity. Production is expected to be increased to match our customers’ demand and ability to off-take the product. The Company is working actively with customers to align delivery timelines.

Helium Market: A Critical Supply Disruption

Following the acquisition of Renergen, the Company is focused on the long-term development of helium production at the Virginia Gas Project in the Free State, South Africa.  With the targeted completion of Phase 1 of the Virginia Gas Project during 2026 and the commencement of Phase 2 thereafter, the Company plans to emerge as a significant producer of liquid helium, and a vital contributor to diversifying worldwide helium supply.

The helium market is characterized by a concentrated group of producers, many of which are located in geopolitically sensitive areas, such as Qatar and Russia, making it vulnerable to supply disruptions. Qatar is responsible for more than 25% of the world’s liquid helium production. The recent closure of the Strait of Hormuz has put immediate and considerable pressure on the supply of this unique critical material. Reports from local press in Qatar indicate that Ras Laffan, Qatar's primary LNG and liquid helium facility, has sustained damage from drone and missile strikes. The duration of this supply restriction remains uncertain. Early indications are that repairs may take anywhere from several weeks to several months, but until the full extent of the damage has been assessed, helium markets are likely to remain squeezed.

According to the USGS, in 2025 Qatar supplied approximately 2.3bn scf of helium, which is almost a third of global supply. Whilst the straight of Hormuz remains closed or restricted, the annual deficit of helium supply to the world is expected to increase and result in upward pressure on pricing. According to media reports, around 17% of total LNG export capacity from Qatar has been affected with repairs expected for around three to five years, which is likely to translate to a similar reduction in long term helium supply from the nation. The availability of iso-containers, which are used to transport the helium, is likely to be constrained as they are held up within the Persian Gulf, which may significantly impact supply chains in other jurisdictions due to the reduction in the number of helium iso-containers in circulation.

The world has experienced several previous helium supply crises during the past 20 years, during which market prices have reached in excess of $1,000 per mcf.  The Virginia Gas Project has historically assumed an average selling price significantly below such levels in its planning, based on a mix of long-term contracts and spot sales, with spot sales generally trading at a substantial premium to contracted rates.  South Africa remains geopolitically neutral, hence the funding support from the U.S. International Development Finance Corporation (U.S. DFC), which makes the Company’s Virginia Gas Project one of the leading candidates for key industries to diversify their critical helium supplies.

As previously announced, following the planned completion of Phase 1 during 2026, the Company expects Renergen to produce 2,500 GJ per day of LNG and 58 MCF per day of liquid helium. Following the planned completion of Phase 2, which carries an anticipated 44-month project timeline after completion of Phase 1, the Company expects Renergen to produce 34,000 GJ per day of LNG and 895 MCF per day of liquid helium. The Company is currently in active discussions with potential customers regarding offtakes of LNG and liquid helium from both phases.

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About ASP Isotopes Inc.

ASP Isotopes is developing a differentiated isotope enrichment platform to strengthen global supply chain access to critical materials used in nuclear medicine, next-generation semiconductors, and nuclear energy. The Company’s proprietary technologies, the Aerodynamic Separation Process (“ASP technology”) and Quantum Enrichment (“QE technology”), are designed to enable the production of isotopes for a range of industrial and advanced technology applications. ASP Isotopes operates isotope enrichment facilities in Pretoria, South Africa, focused on the enrichment of low atomic mass elements, or light isotopes. For more information, please visit www.aspisotopes.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements can be identified by words such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might,” and words of a similar nature. Examples of forward-looking statements include, among others but are not limited to, the impact of the conflict in the Middle East and the closure of the Strait of Hormuz on the helium market, the anticipated progress and timing for completion of Phase 1 and 2 of the Renergen helium project, the ability to fund completion of the development of the Renergen helium project, anticipated production quantities and supply of helium and LNG upon completion of Phase 1 and 2 of the Renergen helium project, and statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of helium and LNG, future performance under contracts, and our strategies for Renergen Helium Project development, engaging with potential customers, market position, and financial results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results, financial condition, and events may differ materially from those indicated in the forward-looking statements based upon a number of factors. Forward-looking statements are not a guarantee of future performance or developments. You are strongly cautioned that reliance on any forward-looking statements involves known and unknown risks and uncertainties. Therefore, you should not rely on any of these forward-looking statements. There are many important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to: the outcomes of various strategies and projects undertaken by the Company; the potential impact of laws or government regulations or policies in South Africa, the United Kingdom or elsewhere; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and future growth; our reliance on the efforts of third parties; our ability to complete the construction and commissioning of our enrichment plants or to commercialize isotopes using the ASP technology or the Quantum Enrichment Process; our ability to obtain regulatory approvals for the production and distribution of isotopes; the financial terms of any current and future commercial arrangements; our ability to complete certain transactions and realize anticipated benefits from acquisitions and contracts; dependence on our Intellectual Property (IP) rights, certain IP rights of third parties; the competitive nature of our industry; and the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any amendments thereto and in the company’s subsequent reports and filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. This press release includes market and industry data and forecasts that we obtained from internal research, publicly available information and industry publications and surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Unless otherwise noted, statements as to our potential market position relative to other companies are approximated and based on third-party data and internal analysis and estimates as of the date of this press release. We have not independently verified this information, and it could prove inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data-gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the information and forecasts from sources cited herein. No information in this press release should be interpreted as an indication of future success, revenues, results of operation, or stock price. All forward-looking statements herein are qualified by reference to the cautionary statements set forth herein and should not be relied upon.

Contacts

Contact

IR@ASPIsotopes.com

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